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                                                                     EXHIBIT 4.6

                    Amended and Restated Declaration Of Trust

                                       Of

                       Kingsway Financial Capital Trust I

                                      Among

                    Kingsway U.S. Funding Inc., as Depositor

                 BNY Midwest Trust Company, as Property Trustee

                                       And

              The Bank of New York (Delaware), as Delaware Trustee

                          Dated as of __________, 2002

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                                TABLE OF CONTENTS

ARTICLE I   Defined Terms ......................................................................   2
 SECTION 1.01  Definitions .....................................................................   2
ARTICLE II  Continuation of the Trust ..........................................................  10
 SECTION 2.01.  Name ...........................................................................  11
 SECTION 2.02.  Office of the Delaware Trustee; Principal Place of Business ....................  11
 SECTION 2.03.  Initial Contribution of Trust Property; Organizational Expenses ................  11
 SECTION 2.04.  Issuance of the Preferred Securities ...........................................  11
 SECTION 2.05.  Issuance of the Common Securities; Subscription and Purchase of Debentures .....  12
 SECTION 2.06.  Declaration of Trust ...........................................................  12
 SECTION 2.07.  Authorization to Enter into Certain Transactions................................  12
 SECTION 2.08.  Assets of Trust ................................................................  16
 SECTION 2.09.  Title to Trust Property ........................................................  16
ARTICLE III Payment Account ....................................................................  16
 SECTION 3.01.  Payment Account ................................................................  16
ARTICLE IV  Distributions; Redemption ..........................................................  17
 SECTION 4.01.  Distributions ..................................................................  17
 SECTION 4.02.  Redemption .....................................................................  18
 SECTION 4.03.  Subordination of Common Securities .............................................  20
 SECTION 4.04.  Payment Procedures .............................................................  20
 SECTION 4.05.  Tax Returns and Reports ........................................................  20
 SECTION 4.06.  Payment of Taxes; Duties, etc ..................................................  21
 SECTION 4.07.  Payments Under Indenture .......................................................  21
 SECTION 4.08.  Preferred Securities Acquired by Depoistor .....................................  21
ARTICLE V   Trust Securities Certificates ......................................................  22
 SECTION 5.01.  Initial Ownership ..............................................................  22
 SECTION 5.02.  Trust Securities Certificates ..................................................  22
 SECTION 5.03.  Execution and Delivery of Trust Securities Certificates ........................  23
 SECTION 5.04.  Global Preferred Security ......................................................  23
 SECTION 5.05.  Transfer and Exchange ..........................................................  24
 SECTION 5.06.  Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates .............  25
 SECTION 5.07.  Persons Deemed Securityholders .................................................  26
 SECTION 5.08.  Access to List of Securityholders' Names and Addresses .........................  26
 SECTION 5.09.  Maintenance of Office or Agency; Transfer Agent ................................  26
 SECTION 5.10.  Appointment of Paying Agent ....................................................  26
 SECTION 5.11.  Ownership of Common Securities by Depositor ....................................  27
 SECTION 5.12.  Notice to Owners to be Given to Holders ........................................  27
 SECTION 5.13.  Rights of Securityholders ......................................................  27
ARTICLE VI  Acts of Securityholders; Meetings; Voting ..........................................  29
 SECTION 6.01.  Limitations on Preferred Securityholder's Voting Rights ........................  29
 SECTION 6.02.  Notice of Meetings .............................................................  30
 SECTION 6.03.  Meetings of Securityholders ....................................................  31
 SECTION 6.04.  Voting Rights ..................................................................  31

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
 SECTION 6.05.  Proxies, etc ................................................................... 31
 SECTION 6.06.  Securityholder Action by Written Consent ....................................... 31
 SECTION 6.07.  Record Date for Voting and Other Purposes ...................................... 31
 SECTION 6.08.  Acts of Securityholders ........................................................ 32
 SECTION 6.09.  Inspection of Records .......................................................... 32
ARTICLE VII  Representations and Warranties .................................................... 33
 SECTION 7.01.  Representations and Warranties of the Property Trustee and the Delaware
 Trustee ....................................................................................... 33
 SECTION 7.02.  Representations and Warranties of Depositor .................................... 34
ARTICLE VIII The Trustees ...................................................................... 35
 SECTION 8.01.  Certain Duties and Responsibilities ............................................ 35
 SECTION 8.02.  Events of Default Notices; Deferral of Interest Payment Notices ................ 36
 SECTION 8.03.  Certain Rights of Property Trustee ............................................. 36
 SECTION 8.04.  Not Responsible for Recitals ................................................... 38
 SECTION 8.05.  May Hold Securities ............................................................ 39
 SECTION 8.06.  Compensation, Indemnity, Fees .................................................. 39
 SECTION 8.07.  Corporate Property Trustee Required; Eligibility of Trustees ................... 40
 SECTION 8.08.  Conflicting Interests .......................................................... 40
 SECTION 8.09.  Co-Trustees and Separate Trustee ............................................... 40
 SECTION 8.10.  Resignation and Removal; Appointment of Successor .............................. 42
 SECTION 8.11.  Acceptance of Appointment by Successor ......................................... 43
 SECTION 8.12.  Merger, Conversion, Consolidation or Succession to Business .................... 44
 SECTION 8.13.  Preferential Collection of Claims Against Depositor or Trust ................... 44
 SECTION 8.14.  Reports by Property Trustee .................................................... 45
 SECTION 8.15.  Reports to the Property Trustee ................................................ 45
 SECTION 8.16.  Evidence of Compliance with Conditions Precedent ............................... 45
 SECTION 8.17.  Number of Trustees ............................................................. 45
 SECTION 8.18.  Delegation of Power ............................................................ 46
ARTICLE IX   Termination, Liquidation and Merger ............................................... 46
 SECTION 9.01.  Termination Upon Expiration Date ............................................... 46
 SECTION 9.02.  Early Termination .............................................................. 46
 SECTION 9.03.  Termination .................................................................... 47
 SECTION 9.04.  Liquidation .................................................................... 47
 SECTION 9.05.  Mergers, Consolidations, Amalgamations or Replacements of the Trust ............ 48
ARTICLE X    Miscellaneous Provisions .......................................................... 49
 SECTION 10.01. Limitation of Rights of Securityholders ........................................ 49
 SECTION 10.02. Liability of the Common Securityholder ......................................... 49
 SECTION 10.03. Amendment ...................................................................... 50
 SECTION 10.04. Separability ................................................................... 51
 SECTION 10.05. Governing Law .................................................................. 51
 SECTION 10.06. Payments Due on Non-Business Day ............................................... 51
 SECTION 10.07. Successors ..................................................................... 51
 SECTION 10.08. Headings ....................................................................... 51
 SECTION 10.09. Reports, Notices and Demands ................................................... 51
 SECTION 10.10. Agreement Not to Petition ...................................................... 52
 SECTION 10.11. Trust Indenture Act; Conflict with Trust Indenture Act ......................... 52
 SECTION 10.12. Acceptance of Terms of Declaration of Trust, Guarantee and Indenture ........... 53

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                            Kingsway Capital Trust I

     Certain Sections of this Declaration of Trust relating to Sections 310 through 318 of the Trust Indenture Act of 1939:

Section of Trust Indenture Act                     Declaration of Trust Section

       310                                              7.01, 8.01, 8.07,
                                                        8.08, 8.10

       311                                              8.13

       312                                              5.08, 6.09

       313                                              5.12, 8.14

       314                                              8.15, 8.16

       315                                              8.02, 8.03, 8.04

       316                                              5.13, 6.01,

       317                                              5.13

       318                                              10.11

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     AMENDED AND RESTATED DECLARATION OF TRUST, dated as of __________, 2002, among (i) Kingsway U.S. Funding Inc., a Delaware corporation (the "Depositor"),
(ii) BNY Midwest Trust Company, an Illinois trust company, as property trustee (in such capacity, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), (iii) The Bank of New York (Delaware), a Delaware banking corporation with its principal place of business in Delaware, as Delaware trustee (the "Delaware Trustee"),
(iv) James R. Zuhlke, an individual, Brian K. Williamson, an individual, and Kelly A. Marketti, an individual, each of whose address is c/o Kingsway U.S. Funding Inc. (each an "Administrative Trustee" and collectively the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees are referred to collectively herein as the "Trustees") and (v) the several Holders, as hereinafter defined.

                              W I T N E S S E T H :

     WHEREAS the Depositor, the Delaware Trustee and the Administrative Trustees have heretofore duly declared and established a statutory trust pursuant to the Delaware Statutory Trust Act by entering into a certain Declaration of Trust, dated as of October 18, 2002 (the "Original Declaration of Trust"), and by the execution and filing by the Delaware Trustee and the Administrative Trustees with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on October 18, 2002 (the "Certificate of Trust"); and attached as Exhibit A; and

     WHEREAS the parties hereto desire to amend and restate the Original Declaration of Trust in its entirety as set forth herein to provide for, among other things (i) the issuance and sale of the Common Securities by the Trust to the Depositor, (ii) the issuance and sale of the ___ % trust preferred securities (the "Preferred Securities") by the Trust pursuant to the Underwriting Agreement, (iii) the acquisition by the Property Trustee on behalf of the Trust from the Depositor of all of the right, title and interest in the Debentures and (iv) the appointment of BNY Midwest Trust Company, an Illinois trust company as Property Trustee;

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Securityholders, hereby adopts, amends and restates the Original Declaration of Trust in its entirety and agrees as follows:

                                    ARTICLE I

                                  Defined Terms

     SECTION 1.01. Definitions. For all purposes of this Declaration of Trust, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

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     (b) all other terms used herein that are defined in the Trust Indenture
Act, either directly or by reference therein, have the meanings assigned to them therein;

     (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Declaration of Trust; and

     (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Declaration of Trust as a whole and not to any particular Article, Section or other subdivision.

     "Act" has the meaning specified in Section 6.08.

     "Additional Amounts" means, with respect to Trust Securities of a given Liquidation Amount, for a given period, the amount of any Additional Interest and any Additional Amounts (as defined in the Indenture) paid by the Depositor or the Guarantor on a Like Amount of Debentures for such period.

     "Additional Interest" has the meaning specified in the Indenture.

     "Additional Sums" has the meaning specified in the Indenture.

     "Administrative Trustee" means each of James R. Zuhlke, Brian K. Williamson, and Kelly A. Marketti, solely in such Person's capacity as Administrative Trustee of the Trust and not in such Person's individual capacity, or such Administrative Trustee's successor in interest in such capacity, or any successor trustee appointed as herein provided.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Preferred Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Preferred Security, in each case to the extent applicable to such transaction and as in effect from time to time.

     "Bank" has the meaning specified in the preamble to this Declaration of Trust.

     "Bankruptcy Event" means, with respect to any Person:

     (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

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     (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

     "Bankruptcy Law" has the meaning specified in Section 10.10.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors, or such committee of the Board of Directors or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustees.

     "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

     "Cede" has the meaning specified in Section 5.02(b).

     "Certificate of Trust" has the meaning specified in the preamble to this Declaration of Trust.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. DTC shall be the initial Clearing Agency.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" has the meaning specified in the Underwriting Agreement.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Securities" means the common securities of the Trust, each representing an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $__ and having the rights provided therefor in this Declaration of Trust, including the right to receive Distributions and a Liquidation Distribution as provided herein.

     "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.

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     "Corporate Trust Office" means the principal corporate trust office of the
Property Trustee located in Chicago, Illinois which at the time of the execution of this Declaration of Trust is located at 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60602; Attention of Corporate Trust Department.

     "Debentures" means the series of subordinated debt of the Depositor designated the [__]% Junior Subordinated Debt Securities, due 2032, issued pursuant to the Indenture.

     "Debenture Event of Default" means an "Event of Default" as defined in the Indenture.

     "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

     "Debenture Trustee" means BNY Midwest Trust Company, an Illinois trust company, and any successor.

     "Declaration of Trust" means this Amended and Restated Declaration of Trust, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Amended and Restated Declaration of Trust, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Amended and Restated Declaration of Trust and any modification, amendment or supplement of either, respectively.

     "Definitive Preferred Securities Certificate" means Preferred Securities Certificates issued in certificated, fully registered form.

     "Delaware Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S)(S) 3801, et seq., as it may be amended from time to time.

     "Delaware Trustee" means the corporation identified as the "Delaware Trustee" in the preamble to this Declaration of Trust solely in its capacity as Delaware Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

     "Depositor" has the meaning specified in the preamble to this Declaration of Trust.

     "Distribution Date" has the meaning specified in Section 4.01(a).

     "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.01.

     "DTC" means The Depository Trust Company.

     "Early Termination Event" has the meaning specified in Section 9.02.

     "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of

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law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) the occurrence of a Debenture Event of Default; or

     (b) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

     (c) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

     (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Declaration of Trust (other than a covenant or warranty, a default in the performance or breach of which is addressed in clause (b) or (c) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

     (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure by the Depositor to appoint a successor Property Trustee within 60 days thereof.

     "Event Prepayment Price" means 100% of the principal amount of the Outstanding Debentures plus accrued interest thereon to, but excluding, the day of prepayment.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Expiration Date" has the meaning specified in Section 9.01.

     "Extension Period" has the meaning specified in Section 4.01(c).

     "Global Preferred Securities" means a beneficial interest in the Preferred Securities, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.12.

     "Global Preferred Securities Certificate" means a certificate evidencing ownership of Global Preferred Securities, substantially in the form attached as Exhibit B.

     "Guarantor" means Kingsway Financial Services Inc.

     "Indemnified Person" has the meaning specified in Section 8.06(c).

     "Indenture" means the Junior Subordinated Indenture, dated as of __________, 2002, between the Depositor, the Guarantor and the Debenture Trustee, as trustee (as amended or supplemented from time to time) relating to the issuance of the Debentures.

     "Investment Company Event" shall have the meaning specified in Section 1.01 of the Indenture.

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     "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

     "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture allocated to the Trust Securities based upon their relative Liquidation Amounts and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (b) with respect to a distribution of Debentures to Holders in connection with a dissolution or liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed. Each Debenture distributed pursuant to clause (b) above shall carry with it accrued interest in an amount equal to the accrued and unpaid interest then due on such Debenture.

     "Liquidation Amount" means the stated amount of $___ per Trust Security.

     "Liquidation Date" means the date on which Debentures are to be distributed to Holders of Trust Securities in connection with a dissolution and liquidation of the Trust pursuant to Section 9.04(a).

     "Liquidation Distribution" has the meaning specified in Section 9.04(d).

     "Maturity Redemption Price" means the principal of, and accrued but unpaid interest on, the Debentures.

     "1940 Act" means the Investment Company Act of 1940, as amended.

     "Officers' Certificate" means a certificate signed by the Chairman and Chief Executive Officer, President or a Vice President, and by the Treasurer, an Associate Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers' Certificate given pursuant to Section
8.16 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Declaration of Trust shall include:

     (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

     (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

     (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

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     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee or the Depositor, but not an employee of any thereof, and which opinion shall be reasonably acceptable to the Property Trustee.

     "Option Closing Date" has the meaning specified in the Underwriting Agreement.

     "Original Declaration of Trust" has the meaning specified in the preamble to this Declaration of Trust.

     "Outstanding," with respect to Preferred Securities, means, as of the date of determination, all Preferred Securities theretofore executed and delivered under this Declaration of Trust, except;

     (a) Preferred Securities theretofore canceled by the Property Trustee or delivered to the Property Trustee for cancellation;

     (b) Preferred Securities for whose payment or redemption money in the necessary amount has been theretofore irrevocably (subject to Section 6.03 of the Indenture) deposited with the Property Trustee or any Paying Agent for the benefit of the Holders of such Preferred Securities; provided that if such Preferred Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Declaration of Trust; and

     (c) Preferred Securities in exchange for or in lieu of which other Preferred Securities have been executed and delivered pursuant to Sections 5.02, 5.04, 5.05, 5.06 and 5.13; provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Securityholders for quorum purposes, Preferred Securities owned by the Depositor, any Administrative Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities which have been identified in writing to a Responsible Officer of such Trustee prior to the relevant date to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the outstanding Preferred Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

     "Owner" means each Person who is the beneficial owner of a Global Preferred Security as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly), in accordance with the rules of such Clearing Agency.

     "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.10 and shall initially be the Bank.

     "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Securityholders in which all amounts paid in respect of the Debentures will be held and from

                                        8

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which the Property Trustee shall make payments to the Securityholders in accordance with Sections 4.01 and 4.02.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Preferred Securities" means the ____% trust preferred securities representing an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $____ per Preferred Security and having the rights provided therefor in this Declaration of Trust, including the right to receive Distributions and a Liquidation Distribution as provided herein.

     "Preferred Securities Certificate" means a certificate evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit B.

     "Preferred Securities Guarantee" means the Preferred Securities Guarantee Agreement executed and delivered by the Guarantor and BNY Midwest Trust Company, as trustee, contemporaneously with the execution and delivery of this Declaration of Trust, for the benefit of the holders of the Trust Securities, as amended from time to time.

     "Preferred Securityholder" means a Person in whose name a Preferred Security or Preferred Securities is registered in the Securities Register; and any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Statutory Trust Act.

     "Property Trustee" means the commercial bank or trust company identified as the "Property Trustee" in the preamble to this Declaration of Trust solely in its capacity as Property Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

     "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Declaration of Trust, provided, however, that each Debenture Redemption Date and the Stated Maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

     "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, and any Additional Amounts paid by the Depositor or the Guarantor upon the concurrent redemption of a Like Amount of Debentures, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

     "Related Party" means, with respect to the Depositor, any direct or indirect subsidiary wholly owned by the Depositor and/or a Related Party or any other Person that owns, directly or indirectly, 100% of the outstanding voting securities of the Depositor.

     "Relevant Trustee" has the meaning specified in Section 8.10.

     "Responsible Officer" means, when used with respect to the Property Trustee, any officer assigned to the Corporate Trust Office, including any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer to the Property Trustee customarily performing functions similar to those performed by any of the above designated officers and

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having direct responsibility for the administration for this Declaration of
Trust, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.05.

     "Securityholder" or "Holder" means a Person in whose name a Trust Security or Trust Securities is registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Statutory Trust Act; provided, however, that in determining whether the Holders of the requisite amount of Preferred Securities have voted on any matter provided for in this Declaration of Trust, then for the purpose of any such determination, so long as Definitive Preferred Securities Certificates have not been issued, the term Securityholders or Holders as used herein shall refer to the Owners.

     "Special Event" means a Tax Event or an Investment Company Event.

     "Stated Maturity" has the meaning specified in Section 1.01 of the Indenture.

     "Successor Securities" has the meaning specified in Section 9.05.

     "Tax Event" has the meaning specified in Section 1.01 of the Indenture.

     "Transfer Agent" means the Bank as set forth in Section 5.09.

     "Trust" means Kingsway Financial Capital Trust I.

     "Trust Indenture Act" has the meaning specified in Section 1.01 of the Indenture.

     "Trust Property" means (a) the Debentures, (b) any cash or deposit in, or owing to, the Payment Account and (c) all proceeds and rights in respect of the foregoing.

     "Trust Securities Certificate" means any one of the Common Securities Certificates or the Preferred Securities Certificates.

     "Trust Security" means any one of the Common Securities or the Preferred Securities.

     "Trustees" means, collectively, the Property Trustee, the Delaware Trustee and the Administrative Trustees.

     "Underwriters" means Advest, Inc., Ferris, Baker Watts, Incorporated, Keefe Bruyette & Woods, Inc., Raymond James & Associates, Inc., Sandler O'Neill & Partners, L.P. and Putnam Lovell Securities Inc., as representatives of the members of the underwriting syndicate.

     "Underwriting Agreement" means the Underwriting Agreement, dated as of _____, 2002 among the Trust, the Depositor, the Guarantor and the Underwriters.

                                   ARTICLE II

                            Continuation of the Trust

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     SECTION 2.01. Name. The Trust continued hereby shall be known as "Kingsway
Financial Capital Trust I", as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

     SECTION 2.02. Office of the Delaware Trustee; Principal Place of Business. The address of the Delaware Trustee in the State of Delaware is The Bank of New York (Delaware) White Clay Center, Route 273, Newark, Delaware 19711, Attention of Corporate Trust Department, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Depositor. The principal executive office of the Trust is in care of Kingsway America Inc., 1515 Woodfield Road, Suite 820, Schaumburg, Illinois 60173, Attention of Chief Financial Officer.

     SECTION 2.03. Initial Contribution of Trust Property; Organizational Expenses. The Property Trustee acknowledges receipt in trust from the Depositor in connection with this Declaration of Trust of the sum of $10, which constitutes the initial Trust Property. The Depositor, as borrower, shall pay all organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

     SECTION 2.04. Issuance of the Preferred Securities. The Preferred Securities to be issued will be limited to $57.5 million aggregate Liquidation Amount outstanding at any one time.

     On ___, 2002, the Underwriters, the Depositor, for itself and, pursuant to the Original Declaration of Trust, on behalf of the Trust, and the Guarantor, executed and delivered the Underwriting Agreement. On the Closing Date, contemporaneously with the execution and delivery of this Declaration of Trust, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.02 and deliver, in accordance with the Underwriting Agreement, to the Property Trustee and upon such delivery the Property Trustee shall authenticate and deliver, in accordance with Section 5.03, to the Underwriters a Global Preferred Securities Certificate in book-entry form, registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount of Preferred Securities having an aggregate Liquidation Amount of $___ million against receipt of the aggregate purchase price of such Preferred Securities equal to 100% of the Liquidation Amount multiplied by the number of Preferred Securities being purchased which amount the Administrative Trustee shall promptly deliver to the Property Trustee. On the Option Closing Date, if any, an Administrative Trustee, on behalf of the Trust, shall execute, in accordance with Section 5.02(a), and deliver, in accordance with the Underwriting Agreement, to the Property Trustee and upon such delivery the Property Trustee shall authenticate and deliver in accordance with Section 5.03 to the Underwriters a Global Preferred Securities Certificate, registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount of Preferred Securities having an aggregate Liquidation Amount of up to $___ million, against receipt of such aggregate purchase price of such Preferred Securities equal to 100% of the Liquidation Amount multiplied by the number of Preferred Securities being purchased which amount the Administrative Trustee shall promptly deliver to the Property Trustee.

     SECTION 2.05. Issuance of the Common Securities; Subscription and Purchase of Debentures.

     (a) On the Closing Date, contemporaneously with the execution and delivery of this Declaration of Trust, an Administrative Trustee, on behalf of the Trust, shall execute or cause to be executed in accordance with Section 5.02(a) and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of _________ Common Securities having an aggregate Liquidation Amount of $_______________ against payment by the Depositor of $______________ minus the amount previously contributed pursuant to
Section 2.03. On the Option Closing Date, if any, an Administrative Trustee, on behalf of the Trust, shall execute or cause to be executed in accordance with
Section 5.02(a) and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of up to __________ Common Securities (less such number of Common Securities evidenced by Common Securities Certificates executed and delivered on any prior Dates of Delivery) having an aggregate Liquidation Amount of up to $__________ (less the aggregate Liquidation Amount of any Common Securities evidenced by Common Securities Certificates executed and delivered on any prior Dates of Delivery), against payment by the Depositor of such amount, which amount such Administrative Trustee shall promptly deliver to the Property Trustee.

     (b) On each of the Closing Date and the Option Closing Date, if any, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor Debentures, registered in the name of the Trust and having an aggregate principal amount equal to the aggregate Liquidation Amount of the Preferred Securities and Common Securities issued and sold on such date, and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the amount received on such date from one of the Administrative Trustees pursuant to the last sentence of
Section 2.04.

     SECTION 2.06. Declaration of Trust. The exclusive purposes and functions of the Trust are to (a) issue and sell Trust Securities, (b) use the proceeds from the sale of Trust Securities to acquire the Debentures, (c) receive payments to be made with respect to the Debentures, and (d) engage in only those other activities necessary, advisable or incidental thereto such as registering the transfer of the Preferred Securities. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Trust and the Securityholders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Property Trustee or the Administrative Trustees set forth herein, except as required by the Delaware Statutory Trust Act. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Statutory Trust Act.

     SECTION 2.07. Authorization to Enter into Certain Transactions.

     (a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Declaration of Trust. Subject to the limitations set forth in paragraph (b) of this Section and in accordance with the following provisions
(i) and (ii), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Declaration of Trust, and to perform all acts in furtherance thereof, including without limitation, the following:

         (i) As among the Trustees, each Administrative Trustee, acting singly or collectively, shall have the power and authority to act on behalf of the Trust with respect to the following matters:

                  (A)  the issuance and sale of the Trust Securities;

                  (B) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Underwriting Agreement, and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust;

                  (C) the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Declaration of Trust;

                  (D) the appointment of a Paying Agent, Transfer Agent and Securities Registrar in accordance with this Declaration of Trust;

                  (E) registering transfers of the Trust Securities in accordance with this Declaration of Trust;

                  (F) the preparation and filing of tax returns and reports and the preparation and furnishing of notices to Securityholders as contemplated in Section 4.05 hereof;

                  (G) the establishment of a record date for any of the purposes contemplated by Section 6.07 hereof;

                  (H) to the extent provided in this Declaration of Trust, the winding up of the affairs and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                  (I) unless otherwise required by the Delaware Statutory Trust Act or the Trust Indenture Act, to execute on behalf of the Trust (either acting alone or together with any or all of the Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Declaration of Trust;

                  (J) assisting in the listing of the Preferred Securities upon the New York Stock Exchange or such securities exchange or exchanges as shall be determined by the Depositor, the registration of the Preferred Securities under the Exchange Act, the compliance with the listing requirements of the New York Stock Exchange or the applicable securities exchanges and the preparation of all periodic and other reports and other documents pursuant to the foregoing;

                  (K) assisting in the registration of the Preferred Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and the qualification of this Declaration of Trust as a trust indenture under the Trust Indenture Act; and

                  (L) the taking of any action incidental to the foregoing as the Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Declaration of Trust for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholders)

         (ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

                  (A)  the establishment of the Payment Account;

                  (B)  the receipt of the Debentures;

                  (C) the collection of interest, principal and any other payments made in respect of the Debentures in the Payment Account;

                  (D) the distribution of amounts owed to the Securityholders in respect of the Trust Securities in accordance with this Declaration of Trust;

                  (E) the exercise of all of the rights, powers and privileges of a holder of the Debentures;

                  (F) the sending of notices of default and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Declaration of Trust;

                  (G) the distribution of the Trust Property in accordance with the terms of this Declaration of Trust;

                  (H) to the extent provided in this Declaration of Trust, the winding up of the affairs of and liquidation of the Trust and the execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                  (I) after an Event of Default, the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Declaration of Trust and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder);

                  (J) engaging in such ministerial activities as shall be necessary, appropriate, convenient or incidental to effect the repayment of the Preferred Securities and the Common Securities to the extent the Debentures mature or are redeemed; and

                  (K) except as otherwise provided in this Section 2.07(a)(ii), the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 2.07(a)(i).

         (b) So long as this Declaration of Trust remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transactions except as expressly provided herein or contemplated hereby. In particular, the Trustees acting on behalf of the Trust shall not (i) acquire any investments or engage in any activities not authorized by this Declaration of Trust, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take or consent to any action that would cause the Trust to fail or cease to qualify as a "grantor trust" for United States federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt, (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property, (vi) invest any proceeds received by the Trust from holding the Debentures, but shall distribute all such proceeds (other than Additional Sums) to Holders pursuant to the terms of this Declaration of Trust and of the Trust Securities, (vii) acquire any assets other than the Trust Property, (viii) possess any power or otherwise act in such a way as to vary the Trust Property,
(ix) possess any power or otherwise act in such a way as to vary the terms of the Trust Securities in any way whatsoever (except to the extent expressly authorized in this Declaration of Trust or by the terms of the Trust Securities), (x) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Trust Securities, or
(xi) other than as provided in this Declaration of Trust or by the terms of the Trust Securities, (A) direct the time, method and place of exercising any trust or power conferred upon the Debenture Trustee with respect to the Debentures,
(B) waive any past default that is waivable under the Indenture, (C) exercise any right to rescind or annul any declaration that the principal of all Debentures shall be due and payable, or (D) consent to any amendment, modification, or termination of the Indenture or the Debentures where such consent shall be required unless the Trust shall have received an Opinion of Counsel to the effect that such amendment, modification or termination will not cause more than an insubstantial risk that (1) the Trust will be deemed an investment company required to be registered under the 1940 Act, (2) the Trust will not be classified as a grantor trust for United States federal income tax purposes or (3) the Debentures will not be classified as indebtedness for United States federal income tax purposes. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

     (c) In connection with the issue and sale of the Trust Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Declaration of Trust are hereby ratified and confirmed in all respects):

     (i) the preparation and filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on the appropriate form in relation to the Preferred Securities, including any amendments thereto;

     (ii) the determination of the States in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and the determination of any and all such acts, other than actions which must be taken by or on behalf of the Trust, and the advice to the Trustees of actions they must take on behalf of the Trust, and the preparation for execution and filing of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States;

     (iii) the preparation for filing by the Trust and execution on behalf of the Trust of an application to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market or other organizations for listing upon notice of issuance of any Preferred Securities and to file or cause an Administrative Trustee to file thereafter with such exchange or organization such notifications and documents as may be necessary from time to time;

     (iv) the preparation for filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto;

     (v) the negotiation of the terms of, and the execution and delivery of, the Underwriting Agreement providing for the sale of the Trust Securities; and

     (vi) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

     (d) Notwithstanding anything expressed or implied herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust: (i) so that the Trust will not (A) be deemed to be an "investment company" required to be registered under the 1940 Act, or (B) fail to be classified as a grantor trust for United States federal income tax purposes and (ii) so that the Debentures will be treated as indebtedness of the Depositor for United States federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Declaration of Trust, that each of the Depositor and the Administrative Trustees determines in their discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders.

     SECTION 2.08. Assets of Trust. The assets of the Trust shall consist solely of the Trust Property.

     SECTION 2.09. Title to Trust Property. Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Trust and the Securityholders in accordance with this Declaration of Trust.

                                   ARTICLE III

                                 Payment Account

     SECTION 3.01. Payment Account.

     (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Declaration of Trust. All moneys and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein or by applicable law.

     (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

                                   ARTICLE IV

                            Distributions; Redemption

     SECTION 4.01. Distributions.

     (a) Distributions on the Trust Securities shall be cumulative and will accumulate whether or not there are funds of the Trust legally available for the payment of Distributions. Distributions shall accrue from ________, 2002, and, except in the event (and to the extent) that the Depositor exercises its right to defer the payment of interest on the Debentures pursuant to the Indenture, shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on __________, 200__. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day (and without any reduction of interest or any other payment in respect of any such acceleration), in each case with the same force and effect as if made on such date (each date on which distributions are payable in accordance with this Section 4.01(a), a "Distribution Date"). Accrued Distributions that are not paid on the applicable Distribution Date will bear interest on the amount thereof (to the extent permitted by law) at the rate per annum of ____% thereof, compounded quarterly from the relevant Distribution Date.

     (b) The Trust Securities represent undivided beneficial interests in the Trust Property, and, assuming payments of interest on the Debentures are made when due, Distributions on the Trust Securities shall be payable at a rate of ____% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any period, including any partial period, shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of Distributions payable for any period shall include Additional Amounts, if any.

     (c) So long as no Debenture Event of Default has occurred and is continuing, the Depositor has the right under the Indenture to defer the payment of interest on the Debentures at any time and from time to time for a period not exceeding 20 consecutive quarterly periods (an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Debentures. As a consequence of any such deferral, quarterly Distributions on the Trust Securities by the Trust will also be deferred (and the amount of Distributions to which Holders are entitled will accumulate additional Distributions thereon at the rate at which Additional Interest is then accruing on the Debentures, compounded quarterly) from the relevant payment date for such Distributions.

     (d) Distributions on the Trust Securities shall be made by the Property Trustee solely from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on-hand and available in the Payment Account for the payment of such Distributions.

     (e) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders as they appear on the Securities Register for the Trust Securities on the 15th day of the month prior to the relevant Distribution Date; provided, however, that for any Trust Securities held in global form, Distributions shall be payable to the Holder thereof as of one Business Day immediately preceding the Distribution Date.

     SECTION 4.02. Redemption.

     (a) On each Debenture Redemption Date and on the Stated Maturity of the Debentures, the Trust will be required to redeem a Like Amount of Trust Securities at the applicable Redemption Price.

     (b) Notice of redemption shall be given by the Depositor or the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register on the date notice is given. All notices of redemption shall identify the Trust Securities to be redeemed (including CUSIP numbers) and shall state:

     (i)   the Redemption Date;

     (ii) the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Debentures on the Stated Maturity of the Debentures, the Maturity Redemption Price (equal to the principal of, and accrued but unpaid interest on, the Debentures) or (ii) in the case of a Special Event in respect of the Debentures, the Event Prepayment Price. If less than all of the Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption of the Preferred Securities and the Common Securities on pro rata basis. The amount of premium, if any, paid by the Depositor upon the redemption of the Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption of the Preferred Securities and the Common Securities on a pro rata basis;

     (iii) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed;

     (iv) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accrue on and after said date, except as provided in
Section 4.02(d); and

     (v) the place or places where such Trust Securities are to be surrendered for payment of the Redemption Price at which such Trust Securities are to be redeemed.

     The Trust in issuing the Trust Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Depositor or the Property Trustee shall indicate the "CUSIP" numbers of the Trust Securities in notices of redemption and related materials as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Securities or as contained in any notice of redemption and related material. The Depositor shall promptly notify the Property Trustee of any change in such numbers.

     (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the applicable Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

     (d) If the Property Trustee gives a notice of redemption (which notice shall be irrevocable) in respect of any Trust Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.02(c), the Property Trustee will, so long as the Preferred Securities are in book-entry-only form, irrevocably deposit with the Clearing Agency for the Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders of the Preferred Securities. With respect to Preferred Securities held in certificated form, and in the case of Common Securities, the Property Trustee, subject to Section 4.02(c), will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to record holders thereof upon surrender of their Preferred Securities Certificates and Common Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the applicable Redemption Price and any Distribution payable on or prior to the Redemption Date, but without interest, and such Preferred Securities will cease to be Outstanding. In the event that any date on which any applicable Redemption Price is payable is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case (and without any reduction of interest or any other payment in respect of such acceleration), with the same force and effect as if made on such date. In the event that payment of the applicable Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Guarantor pursuant to the Preferred Securities Guarantee, Distributions on such Trust Securities will continue to accrue, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the applicable Redemption Price.

     (e) Payment of the applicable Redemption Price on, and any distributions of Debentures to Holders of, the Trust Securities shall be made to the Holders thereof as they appear on the Securities Register on the relevant record date, and, with respect to Trust Securities held in certificated form, upon surrender of such certificated Trust Securities to the Paying Agent.

     (f) Subject to Section 4.03(a) and 4.08, if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities. The particular Trust Securities to be redeemed shall be selected on a pro rata basis (based upon Liquidation Amounts) not more than 60 days nor less than 30 days prior to the Redemption Date by the Property Trustee from the Outstanding Trust Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $____ or an integral multiple of $____ in excess thereof) of the Liquidation Amount of Trust Securities of a denomination larger than $_____. The Property Trustee shall promptly notify the Security

Registrar in writing of the Trust Securities selected for redemption and, in the case of any Trust Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Declaration of Trust, unless the context otherwise requires, all provisions relating to the redemption of Trust Securities shall relate, in the case of any Trust Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Trust Securities that has been or is to be redeemed.

     SECTION 4.03. Subordination of Common Securities.

     (a) Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of the Trust Securities, as applicable, shall be made subject to Section 4.02(f), pro rata to the holders of the Trust Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Preferred Securities for all Distribution Dates occurring on or prior thereto, or, in the case of payment of the applicable Redemption Price the full amount of such Redemption Price on all Outstanding Preferred Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or the Redemption Price of, Preferred Securities then due and payable.

     (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Declaration of Trust until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Following an Event of Default, and until all such Events of Default under this Declaration of Trust with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not on behalf of the Holder of the Common Securities, and only the Holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

     SECTION 4.04. Payment Procedures. In the event Definitive Preferred Securities Certificates are issued, payments of Distributions (including Additional Amounts, if applicable) in respect of the Preferred Securities shall be made by check mailed to the address of the Holder(s) entitled thereto at such address as shall appear on the Securities Register on the relevant record date pursuant to Section 4.01(e) or, if the Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which will credit the relevant accounts on the applicable Distribution Dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Common Securityholder.

     SECTION 4.05. Tax Returns and Reports. The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and

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

filed) the appropriate Internal Revenue Service (and other, if any) form required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the appropriate Internal Revenue Service (and other, if any) form required to be provided pursuant to the form referenced in clause (a) hereof. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Administrative Trustees shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders.

     SECTION 4.06. Payment of Taxes; Duties, etc. of the Trust. Pursuant to
Section 6.04 of the Indenture, the Depositor, as borrower on the Debentures, has agreed to, and it shall, promptly pay any taxes, duties or governmental charges of whatever nature (other than United States withholding taxes) imposed on the Trust by the United States or any other taxing authority.

     SECTION 4.07. Payments Under Indenture. Any amount payable hereunder to any Holder shall be reduced by the amount of any corresponding payment such Holder (or corresponding Owner) has directly received pursuant to Section 8.09 of the Indenture.

     SECTION 4.08. Preferred Securities Acquired by the Depositor.

     (a) If at any time the Depositor, the Guarantor or any wholly-owned subsidiary of the Guarantor (in each case, a "Depositor Affiliated Holder") is the Holder of any Preferred Securities, such Depositor Affiliated Holder shall have the right to deliver to the Property Trustee all or such portion of its Preferred Securities as it elects and receive, in exchange therefor, a like amount of Debentures. Such election (i) shall be exercisable effective on any Distribution Date by such Depositor Affiliated Holder delivering to the Property Trustee a written notice of such election specifying the Liquidation Amount of Preferred Securities with respect to which such election is being made and the Distribution Date on which such exchange shall occur, which Distribution Date shall be not less than ten Business Days after the date of receipt by the Property Trustee of such election notice and (ii) shall be conditioned upon such Depositor Affiliated Holder having delivered or caused to be delivered to the Property Trustee or its designee the Preferred Securities which are the subject of such election by 10:00 A.M. New York time, on the Distribution Date on which such exchange is to occur. After the exchange, such Preferred Securities will be canceled and will no longer be deemed to be Outstanding and all rights of the Depositor or its Affiliate(s) with respect to such Preferred Securities will cease.

     (b) In the case of an exchange described in Section 4.08(a), the Trust will, on the date of such exchange, exchange Debentures having a principal amount equal to a proportional amount of the aggregate Liquidation Amount of the outstanding Common Securities, based on the ratio of the aggregate Liquidation Amount of the Preferred Securities exchanged pursuant to Section 4.08(a) divided by the aggregate Liquidation Amount of the Preferred Securities Outstanding immediately prior to such exchange, for such proportional amount of Common Securities held by the Depositor (which contemporaneously shall be canceled and no longer be deemed to be Outstanding); provided, that the Depositor delivers or causes to be delivered to the Property Trustee or its designee the required amount of Common Securities to be exchanged by 10:00 A.M. New York time, on the Distribution Date on which such exchange is to occur.

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


                                   ARTICLE V

                          Trust Securities Certificates

     SECTION 5.01. Initial Ownership. Upon the formation of the Trust and the contribution by the Depositor pursuant to Section 2.03 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

     SECTION 5.02. Trust Securities Certificates.

     (a) The Preferred Securities Certificates shall be issued in $____ Liquidation Amount (___ Preferred Securities) and integral multiples of $____ Liquidation Amount in excess thereof, and the Common Securities Certificates shall be issued in denominations of $____ Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by the manual or facsimile signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued, fully paid and, except as provided in Section 10.02 with respect to the Common Securities, nonassesable undivided beneficial interests in the assets of the Trust and entitled to the benefits of this Declaration of Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Sections 5.04, 5.05 and 5.06.

     (b) Upon their original issuance, Preferred Securities Certificates shall be issued in the form of a Global Preferred Securities Certificate registered in the name of Cede & Co. ("Cede") as DTC's nominee and deposited with or on behalf of DTC for credit by DTC to the respective accounts of the Owners thereof (or such other accounts as they may direct). Except as set forth herein, record ownership of the Global Preferred Security may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     (c) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

     SECTION 5.03. Execution and Delivery of Trust Securities Certificates. On each of the Closing Date and the Option Closing Date, if any, one or more of the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount and as provided in Sections 2.04 and 2.05, to be executed on behalf of the Trust and delivered to or upon the written order of the Depositor, signed by its chairman of the board and president, any executive vice president or any vice president, treasurer or assistant treasurer or controller, without further corporate action by the Depositor, in authorized denominations.

     SECTION 5.04. Global Preferred Security.

     (a) The Global Preferred Security issued under this Declaration of Trust shall be registered in the name of a depositary or its nominee and delivered to its custodian therefor, and such Global Preferred Security shall constitute a single Preferred Security for all purposes of this Declaration of Trust.

     (b) Notwithstanding any other provision in this Declaration of Trust, the Global Preferred Security may not be exchanged in whole or in part for Preferred Securities registered, and no transfer of the Global Preferred Security in whole or in part may be registered, in the name of any Person other than the Clearing Agency for such Global Preferred Security, Cede, or other nominee thereof unless
(i) such Clearing Agency advises the Property Trustee in writing that such Clearing Agency is no longer willing or able to properly discharge its responsibilities as Clearing Agency with respect to such Global Preferred Security, and the Depositor is unable to locate a qualified successor, (ii) the Depositor, on behalf of the Trust, at its option advises DTC in writing that it elects to terminate the book-entry system through the Clearing Agency, or (iii) there shall have occurred and be continuing a Debenture Event of Default.

     (c) If the Global Preferred Security is to be canceled in whole, it shall be surrendered by or on behalf of the Clearing Agency or its nominee to the Securities Registrar for exchange or cancellation as provided in this Article V. If the Global Preferred Security is to be canceled in part, or if another Preferred Security is to be exchanged in whole or in part for a beneficial interest in the Global Preferred Security, then either (i) such Global Preferred Security shall be so surrendered for exchange or cancellation as provided in this Article V or (ii) the Liquidation Amount thereof shall be reduced, subject to Section 5.02, or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the Liquidation Amount of such other Preferred Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Security Registrar, whereupon the Property Trustee, in accordance with the Applicable Procedures, shall instruct the Clearing Agency or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of the Global Preferred Security by the Clearing Agency, accompanied by registration instructions, the Property Trustee shall, subject to
Section 5.04(b) and as otherwise provided in this Article V, authenticate and deliver any Preferred Securities issuable in exchange for such Global Preferred Security (or any portion thereof) in accordance with the instructions of the Clearing Agency. The Property Trustee shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

     (d) Every Preferred Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, the Global Preferred Security or any portion thereof, whether pursuant to this Article V or Article IV or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Preferred Security, unless such Global Preferred Security is registered in the name of a Person other than the Clearing Agency for such Global Preferred Security or a nominee thereof.

     (e) The Clearing Agency or its nominee, as the registered owner of the Global Preferred Security, shall be considered the Holder of the Preferred Securities represented by the Global Preferred Security for all purposes under this Declaration of Trust and the Preferred Securities, and Owners of beneficial interests in the Global Preferred Security shall hold such interests pursuant to the Applicable Procedures and, except as otherwise provided herein, shall not be entitled to have any of the individual Preferred Securities represented by the Global Preferred Security registered in their names, shall not receive nor be entitled to receive physical delivery of any such Preferred Securities in definitive form and shall not be considered the Holders thereof under this Declaration of Trust. Accordingly, any such Owner's beneficial interest in the Global Preferred Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Clearing Agency or its nominee. Neither the Property Trustee nor the Securities Registrar shall have any liability in respect of any transfers effected by the Clearing Agency.

     (f) Except as provided in the definition of "Securityholder" herein, the rights of Owners of beneficial interests in the Global Preferred Security shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such owners and the Clearing Agency.

     SECTION 5.05. Transfer and Exchange. Subject to and except as restricted by the provisions of this Declaration of Trust, the Trust Securities shall be freely transferable. The Property Trustee shall keep or cause to be kept at its Corporate Trust Office a register or registers for the purpose of registering Preferred Securities Certificates and Common Securities Certificates and transfers and exchanges of Preferred Securities Certificates and Common Securities Certificates in which the Registrar and Transfer Agent with respect to the Trust Securities (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Preferred Securities Certificates and Common Securities Certificates (subject to Section
5.11 in the case of Common Securities Certificates) and registration of transfers and exchanges of Preferred Securities Certificates and Common Securities Certificates as herein provided. Such register is herein sometimes referred to as the "Securities Register." The Property Trustee is hereby appointed "Securities Registrar" for the purpose of registering Preferred Securities and transfers of Preferred Securities as herein provided. The provisions of Sections 8.01, 8.03, 8.04 and 8.06 hereunder shall apply to the Property Trustee also in its role as Securities Registrar.

     Upon surrender for registration of transfer of any Preferred Security at the offices or agencies of the Property Trustee designated for that purpose, at least one Administrative Trustee shall execute, and the Property Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities of the same series of any authorized denominations of like tenor and aggregate Liquidation Amount and bearing such restrictive legends as may be required by this Declaration of Trust.

     At the option of the Holder, Preferred Securities may be exchanged for other Preferred Securities of any authorized denominations, of like tenor and aggregate amount and bearing such restrictive legends as may be required by this Declaration of Trust, upon surrender of the Preferred Securities to be exchanged at such office or agency. Whenever any securities are so surrendered for exchange, at least one Administrative Trustee shall execute and the Property Trustee shall authenticate and deliver the Preferred Securities that the Holder making the exchange is entitled to receive.

     All Preferred Securities issued upon any transfer or exchange of Preferred Securities shall be the valid obligations of the Trust and fully paid nonassessable undivided beneficial interests in the assets of the Trust, entitled to the same benefits under this Declaration of Trust, as the Preferred Securities surrendered upon such transfer or exchange.

     Every Preferred Security presented or surrendered for transfer or exchange shall (if so required by the Property Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Property Trustee and the Securities Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

     No service charge shall be made to a Holder for any transfer or exchange of Preferred Securities, but the Property Trustee or the Securities Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities.

     Neither the Trust nor the Property Trustee shall be required, pursuant to the provisions of this Section, (i) to issue, register the transfer of or exchange any Preferred Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Preferred Securities pursuant to Article IV and ending at the close of business on the day of such mailing of the notice of redemption, or (ii) to register the transfer of or exchange any Preferred Security so selected for redemption in whole or in part, except, in the case of any such Preferred Security to be redeemed in part, any portion thereof not to be redeemed.

     The Preferred Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $_______. To the fullest extent permitted by law, any transfer, sale or other disposition of Preferred Securities in a block having a Liquidation Amount of less than $_____ shall be deemed to be void and of no legal effect whatsoever. To the fullest extent permitted by law, any such transferee shall be deemed not to be the Holder of such Preferred Securities for any purpose, including but not limited to the receipt of Distributions on such Preferred Securities, and such transferee shall be deemed to have no interest whatsoever in such Preferred Securities.

     SECTION 5.06. Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates. Provided Definitive Preferred Securities Certificates are issued, if (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate (and in the case of Preferred

Securities Certificates, the Property Trustee shall authenticate), a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

     SECTION 5.07. Persons Deemed Securityholders. The Trustees or the Securities Registrar shall treat the Holder as the owner of such Trust Securities for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

     SECTION 5.08. Access to List of Securityholders' Names and Addresses. At any time when the Property Trustee is not also acting as the Securities Registrar, the Administrative Trustees or the Depositor shall furnish or cause to be furnished to the Property Trustee a list in such form as the Property Trustee may reasonably require of the names and addresses of the Securityholders as of the most recent record date: (a) within five Business Days after March 15, June 15, September 15, and December 15 of each year; and (b) promptly after receipt by any Administrative Trustee or the Depositor of a request therefor from the Property Trustee in order to enable the Property Trustee to discharge its obligations under this Declaration of Trust, in each case to the extent such information is in the possession or control of the Administrative Trustees or the Depositor and is not identical to a previously supplied list or has not otherwise been received by the Property Trustee in its capacity as Securities Registrar. Each Owner of Trust Securities acknowledges that the Depositor, the Property Trustee, the Delaware Trustee or the Administrative Trustees may from time to time make reasonable use of information consisting of such Owner's name and address, including the furnishing of a list of such names and addresses as contemplated hereunder, and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     SECTION 5.09. Maintenance of Office or Agency; Transfer Agent. The Administrative Trustees shall maintain an office or offices or agency or agencies where Definitive Preferred Securities Certificates, if issued, may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities may be served. The Administrative Trustees initially designate BNY Midwest Trust Company, 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention:
Corporate Trust Department, as its corporate trust office for such purposes. The Administrative Trustees shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Securities Register or any such office or agency. The Bank shall act as initial Transfer Agent for the Trust Securities. The provisions of Sections 8.01, 8.03, 8.04 and 8.06 herein shall apply to the Bank also in its role as Transfer Agent, for so long as the Bank shall act as Transfer Agent and, to the extent applicable, to any other transfer agent appointed hereunder.

     SECTION 5.10. Appointment of Paying Agent. The Paying Agent shall make Distributions to Securityholders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions referred to above. The Administrative Trustees may revoke such power and remove any Paying Agent if such Administrative Trustees determine in their sole discretion that such Paying Agent shall have failed to perform its obligations under this Declaration of Trust in any material respect. The Paying Agent shall initially be the Bank, and any co-paying agent chosen by the Bank, and acceptable to the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee and the Depositor. In the event that the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is acceptable to the Property Trustee and the Depositor to act as Paying Agent (which shall be a bank or trust company). The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent, such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.01, 8.03, 8.04 and 8.06 herein shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Declaration of Trust to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

     SECTION 5.11. Ownership of Common Securities by Depositor. The Depositor shall acquire and retain beneficial and record ownership of the Common Securities; provided, however, that the Common Securities may be transferred to any Related Party at the discretion of the Depositor. To the fullest extent permitted by law, other than a transfer to a Related Party or in connection with a consolidation or merger of the Depositor into another Person, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 11.01 of the Indenture, any attempted transfer of the Common Securities shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT AS PROVIDED IN THE DECLARATION OF TRUST."

     SECTION 5.12. Notice to Owners to be Given to Holders. To the extent that a notice or other communication to the Holders is required under this Declaration of Trust, for so long as Preferred Securities are represented by a Global Securities Certificate, the Trustees shall give to the Holders all such notices and communications specified herein to be given to the Owners, and shall have no obligations to give duplicates thereof to the Owners.

     SECTION 5.13. Rights of Securityholders.

     (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Securityholders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Declaration of Trust. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable, except as provided in
Section 10.02 with respect to the Common Securities. The Holders, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

     (b) For so long as any Preferred Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal amount of all of the Debentures to be immediately due and payable pursuant to the Indenture, the Holders of at least 25% in Liquidation Amount of the Preferred Securities then Outstanding shall have such right by a notice in writing to the Depositor, the Guarantor and the Debenture Trustee with a copy to the Property Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Debentures shall become immediately due and payable; provided that the payment of principal and interest on such Debentures shall remain subordinated to the extent provided in the Indenture.

     At any time after such a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as provided in the Indenture, the Holders of a majority in Liquidation Amount of the Preferred Securities, by written notice to the Property Trustee, the Depositor, the Guarantor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

     (i) the Depositor or the Guarantor has paid or deposited with the Debenture Trustee a sum sufficient to pay:

                  (A) all overdue installments of interest (including any Additional Interest) on, and any other Additional Amounts with respect to, all of the Debentures,

                  (B) the principal of (and premium, if any, on) any Debentures which have become due otherwise than by such declaration of acceleration and interest thereon and any Additional Amounts at the rate borne by the Debentures,

                  (C) to the extent that payment of such interest or Additional Amounts is lawful, interest upon overdue installments of any interest and Additional Amounts at the rate borne by the Debentures,

                  (D) all sums paid or advanced by the Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel; and

     (ii) All Events of Default with respect to the Debentures, other than the non-payment of the principal of, any premium and interest on, and any Additional Amounts with respect to the Debentures which has become due solely by such acceleration, have been cured or waived as provided in Section 8.01 of the Indenture.

     If the Property Trustee fails to annul any such declaration and waive such default, the Holders of Preferred Securities representing a majority of the aggregate Liquidation Amount of all the Outstanding Preferred Securities shall also have the right to rescind and annul such declaration and its consequences by written notice to the Depositor, the Property Trustee and the Debenture Trustee, subject to the satisfaction of the conditions set forth in Section 8.01.

     The Holders of a majority in aggregate Liquidation Amount of the Preferred Securities may, on behalf of the Holders of all the Preferred Securities, waive any past default under the Indenture, except a default in the payment of principal, any premium or interest (including any Additional Interest) on, or any other Additional Amounts with respect to (unless such default has been cured and a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due and any other Additional Amounts otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Debenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Preferred Securities all or part of which is represented by Global Preferred Securities, a record date shall be established for determining Holders of Outstanding Preferred Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 60 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 60 day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.13(b).

     (c) For so long as any Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Declaration of Trust and the Indenture, upon a Debenture Event of Default specified in Section 8.01(a)(i) or (ii) of the Indenture, any Holder of Preferred Securities shall have the right to institute a proceeding directly against the Depositor or the Guarantor, pursuant to Section 8.09 of the Indenture, for enforcement of payment to such Holder of the principal amount of or interest (including Additional Interest) on and any other Additional Amounts with respect to, Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities of such Holder. Except as set forth in Sections 5.13(b) and 5.13(c) hereof, the Holders of Preferred Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debentures.

                                   ARTICLE VI

                    Acts of Securityholders; Meetings; Voting

     SECTION 6.01.  Limitations on Preferred Securityholder's Voting Rights.

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     (a) Except as provided in this Declaration of Trust and in the Indenture and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Preferred Securityholders from time to time as partners or members of an association. Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by the vote of the Common Securityholder. The right to vote to appoint, remove or replace the Administrative Trustees is vested exclusively in the Depositor as the Holder of the Common Securities.

     (b) So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Debentures, (ii) waive any past default which is waivable under Section 8.01 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority in aggregate Liquidation Amount of all Outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Preferred Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of Preferred Securities, except by a subsequent vote of the Holders of Preferred Securities. The Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that the Trust will continue to be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes on account of such action.

     (c) If any proposed amendment to the Declaration of Trust provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the interests, powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration of Trust or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Declaration of Trust, then the Holders of Outstanding Trust Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Preferred Securities. No amendment to this Declaration of Trust shall be made if, as a result of such amendment, the Trust would cease to be classified as a grantor trust or would be classified as an association taxable as a corporation for United States federal income tax purposes.

     SECTION 6.02. Notice of Meetings. Notice of all meetings of the Securityholders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.09 to each Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

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     SECTION 6.03. Meetings of Securityholders. No annual meeting of
Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Securityholders to vote on any matter upon the written request of the Securityholders of record of 25% of the Securities (based upon their Liquidation Amount) and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Securityholders to vote on any matters as to which Securityholders are entitled to vote.

     Securityholders of record of 50% of the Outstanding Securities (based upon their Liquidation Amount), present in person or represented by proxy, shall constitute a quorum at any meeting of Securityholders.

     If a quorum is present at a meeting, an affirmative vote by the Securityholders of record present, in person or by proxy, holding more than a majority of the Securities (based upon their Liquidation Amount) held by the Securityholders of record present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders, unless this Declaration of Trust requires a greater number of affirmative votes.

     SECTION 6.04. Voting Rights. Securityholders shall be entitled to one vote for each $___ of Liquidation Amount represented by their Outstanding Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

     SECTION 6.05. Proxies, etc. At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy; provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

     SECTION 6.06. Securityholder Action by Written Consent. Any action which may be taken by Securityholders at a meeting may be taken without a meeting if Securityholders holding a majority of all Outstanding Securities (based upon their Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust) shall consent to the action in writing.

     SECTION 6.07. Record Date for Voting and Other Purposes. For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any Distribution in respect of which a record date is not otherwise provided for in this Declaration of Trust, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of a distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

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     SECTION 6.08. Acts of Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Declaration of Trust to be given, made or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Declaration of Trust and (subject to Section 8.01) conclusive in favor of the Trustees, if made in the manner provided in this Section.

     The fact and date of the execution by any Person of any such instrument or writing may be provided by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

     The ownership (and Holders) of Trust Securities shall be proved by the Securities Register.

     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

     Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

     If any dispute shall arise between the Securityholders and the Administrative Trustees or among such Securityholders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

     SECTION 6.09. Inspection of Records. Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.

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                                   ARTICLE VII

                         Representations and Warranties

     SECTION 7.01. Representations and Warranties of the Property Trustee and the Delaware Trustee. The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Securityholders that:

     (a) The Property Trustee is a business corporation with trust powers, duly organized, validly existing and in good standing under the laws of Illinois, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of this Declaration of Trust.

     (b) The execution, delivery and performance by the Property Trustee of the Declaration of Trust have been duly authorized by all necessary corporate action or other action on the part of the Property Trustee; and the Declaration of Trust has been duly executed and delivered by the Property Trustee and such execution and delivery does not require any additional approvals, and constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

     (c) The execution, delivery and performance by the Property Trustee of this Declaration of Trust will not (i) violate the Property Trustee's certificate of incorporation or by-laws, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States governing the corporate or trust powers of the Property Trustee or any order, judgment or decree applicable to the Property Trustee.

     (d) No consent, approval or authorization of, or registration with or notice to, any state or federal banking authority is required for the execution, delivery or performance by the Property Trustee, of the Declaration of Trust.

     (e) The Property Trustee is a Person eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50 million.

     (f) The Delaware Trustee is duly organized, validly existing and in good standing under the laws of the State of Delaware, with its principal place of business in the State of Delaware, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Declaration of Trust.

     (g) The execution, delivery and performance by the Delaware Trustee of the Declaration of Trust have been duly authorized by all necessary corporate action on the part of the Delaware Trustee; and the Declaration of Trust has been duly executed and delivered by the Delaware Trustee, and constitutes a legal, valid and binding obligation of the Delaware Trustee,

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

enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' right generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

     (h) The execution, delivery and performance by the Delaware Trustee of this Declaration of Trust will not (i) violate the Delaware Trustee's certification of incorporation or by-laws, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Delaware Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the State of Delaware governing the corporate, banking or trust powers of the Delaware Trustee or any order, judgment or decree applicable to the Delaware Trustee.

     (i) No consent, approval or authorization of, or registration with or notice to, any state or federal banking authority is required for the execution, delivery or performance by the Delaware Trustee, of this Declaration of Trust.

     (j) There are no proceedings pending or, to the best of each of the Property Trustee's and the Delaware Trustee's knowledge, threatened against or affecting it in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of each of the Property Trust or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Trustees under this Declaration of Trust.

     SECTION 7.02. Representations and Warranties of Depositor. The Depositor hereby represents and warrants for the benefit of the Securityholders that:

     (a) The Trust Securities Certificates issued at the Closing Date and the Option Closing Date, if any, on behalf of the Trust have been duly authorized and will have been duly and validly executed, issued and delivered by the Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Declaration of Trust, and the Securityholders will be, as of each such date, entitled to the benefits of this Declaration of Trust.

     (b) There are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Property Trustee or the Delaware Trustee, as the case may be, of this Declaration of Trust.

     (c) The execution, delivery and performance by the Depositor of the Declaration of Trust have been duly authorized by all necessary corporate action on the part of the Depositor; and the Declaration of Trust constitutes a legal, valid and binding obligation of the Depositor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

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                                  ARTICLE VIII

                                  The Trustees

     SECTION 8.01. Certain Duties and Responsibilities.

     (a) The duties and responsibilities of the Trustees shall be as provided by this Declaration of Trust and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provisions of this Declaration of Trust shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Declaration of Trust relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Article. An Administrative Trustee shall not be liable to the Trust or the Holders except for losses caused by his, her or its own grossly negligent action, his, her or its own grossly negligent failure to act, or his, her or its own willful misconduct. To the extent that, at law or in equity, an Administrative Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, such Administrative Trustee shall not be liable to the Trust or to any Securityholder for such Trustee's good faith reliance on the provisions of this Declaration of Trust. The provisions of this Declaration of Trust, to the extent that they restrict the duties and liabilities of the Administrative Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of the Administrative Trustees.

     (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to legally make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This
Section 8.01(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Declaration of Trust or, in the case of the Property Trustee, in the Trust Indenture Act.

     (c) No provision of this Declaration of Trust shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

     (i) the Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

     (ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of

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

conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Declaration of Trust;

     (iii) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such Property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the projections and limitations on liability afforded to the Property Trustee under this Declaration of Trust and the Trust Indenture Act;

     (iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.01 and except to the extent otherwise required by law; and

     (v) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Declaration of Trust nor shall the Property Trustee be liable for the default or misconduct of the Administrative Trustees or the Depositor.

     (d) Notwithstanding anything herein to the contrary, the Delaware Trustee shall not be liable for the acts or omissions of the Trust, the Property Trustee or the Administrative Trustees except with respect to acts which the Delaware Trustee is expressly obligated or authorized to undertake under this Declaration of Trust or the Delaware Statutory Trust Act and except for the gross negligence or willful misconduct of the Delaware Trustee.

     SECTION 8.02. Events of Default Notices; Deferral of Interest Payment Notices. Within 60 days after the occurrence of any Event of Default (known as set forth in Section 8.03(l) to a Responsible Officer of the Property Trustee), the Property Trustee shall transmit, in the manner and to the extent provided in
Section 10.09, notice of such Event of Default to the Securityholders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived as provided herein. The Depositor and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration of Trust. For purposes of this Section 8.02, the term "Event of Default" also means any event that is, or after notice or lapse of time or both would become, an Event of Default.

     Within five Business Days after the receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Debentures pursuant to the Indenture, an Administrative Trustee shall transmit, in the manner and to the extent provided in Section 10.09, notice of such exercise to the Securityholders and the Property Trustee, unless such exercise shall have been revoked.

     SECTION 8.03. Certain Rights of Property Trustee. Subject to the provisions of Section 8.01:

     (a) the Property Trustee may conclusively rely and shall be fully protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, Officers' Certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) if (i) in performing its duties under this Declaration of Trust the Property Trustee is required to decide between alternative courses of action,
(ii) in construing any of the provisions of this Declaration of Trust, the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Declaration of Trust, then, except as to any matter as to which the Securityholders are entitled to vote under the terms of this Declaration of Trust, the Property Trustee shall deliver a notice to the Depositor requesting an Officers' Certificate of the Depositor as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in an Officers' Certificate to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Declaration of Trust as it shall deem advisable (including advice from counsel) and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

     (c) any direction or act of the Depositor or an Administrative Trustee contemplated by this Declaration of Trust shall be sufficiently evidenced by an Officers' Certificate;

     (d) whenever in the administration of this Declaration of Trust, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees.

     (e) the Property Trustee may consult with competent counsel of its selection (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration of Trust from any court of competent jurisdiction;

     (f) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration of Trust at the request or direction of any of the Securityholders pursuant to this Declaration of Trust, unless such Securityholders shall have offered to the Property Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; nothing contained herein shall, however, relieve the Property Trustee of the obligation, upon the occurrence of any Event of Default (that has not been cured or waived) to exercise the rights and powers vested in it by this Declaration of Trust, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

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     (g) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Securityholders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

     (h) the Property Trustee may execute any of its trusts or powers hereunder or perform any of its duties hereunder either directly or by or through its agents or attorneys, and the Property Trustee shall not be responsible for any misconduct or negligence on the part of or for the supervision of any such agent or attorney appointed by it with due care hereunder;

     (i) whenever in the administration of this Declaration of Trust the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be fully protected in acting in accordance with instructions;

     (j) except as otherwise expressly provided in this Declaration of Trust, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration of Trust;

     (k) when the Property Trustee incurs expenses or renders services in connection with a Bankruptcy Event, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally;

     (l) the Property Trustee shall not be charged with knowledge of an Event of Default (other than defaults in scheduled payments of principal and interest) unless a Responsible Officer of the Property Trustee obtains actual knowledge of such event or the Property Trustee receives written notice of such event at the Corporate Trust Office and such notice references this Declaration of Trust; and

     (m) the rights, privileges, protections, immunities and benefits given to the Property Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Property Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

     No provision of this Declaration of Trust shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

     SECTION 8.04. Not Responsible for Recitals. The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of Trust, and the Trustees do not

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

assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

     SECTION 8.05. May Hold Securities. Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.08 and 8.13, and except as provided in the definition of the term "Outstanding" in Article I, may otherwise deal with the Trust with the same rights it would if it were not a Trustee or such other agent.

     SECTION 8.06. Compensation, Indemnity, Fees. Pursuant to Section 6.04 of the Indenture, the Depositor, as borrower on the Debentures, agrees:

     (a) to pay to the Trustees from time to time such compensation as shall be agreed upon in writing between the Depositor and the Trustees for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Declaration of Trust (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence (or, with respect to the Property Trustee, negligence) or willful misconduct;

     (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Trustee, (ii) any Affiliate of any Trustee, (iii) any officer, director, shareholder, employee, representative or agent of any Trustee and its Affiliates, and (iv) any employee or agent of the Trust or its Affiliates, (referred to herein as an "Indemnified Person") from and against any and all loss, damage, claim, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust in connection with the acceptance and administration of the Trusts hereunder and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Declaration of Trust, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, with respect to the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions; and

     (d) to the fullest extent permitted by applicable law, to advance expenses (including legal fees and expenses) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand action, suit or proceeding upon receipt by the Depositor of (i) a written affirmation by or on behalf of the Indemnified Person of its or his good faith belief that it or he has met the standard of conduct set forth in this Section 8.06 and (ii) an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined by a court of competent jurisdiction that the Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

     The provisions of this Section 8.06 shall survive the termination of this Declaration of Trust or the earlier resignation or removal of any Trustee.

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

     No Trustee may claim any lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.06.

     SECTION 8.07. Corporate Property Trustee Required; Eligibility of Trustees.

     (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is a national or state chartered bank or trust company and eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50 million. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. If the Trust is excluded from the definition of an "investment company" under the 1940 Act solely by means of Rule 3a-7 thereunder and to the extent Rule 3a-7 requires a trustee having certain qualifications to hold title to the "eligible assets" of the Trust, the Property Trustee shall possess those qualifications.

     (b) There shall at all times be one or more Administrative Trustees hereunder. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

     (c) There shall at all times be a Delaware Trustee. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

     SECTION 8.08. Conflicting Interests. If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Declaration of Trust. Subject to the foregoing, the Depositor and any Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and none of the Trust, the Holders, the Depositor or any such Trustee shall have any rights by virtue of this Declaration of Trust in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. Neither the Depositor, nor any Trustee, shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and the Depositor or any Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Trustee may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

     SECTION 8.09. Co-Trustees and Separate Trustee. Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative Trustees, by agreed action of the majority of such Trustees, shall have power to appoint, and upon the written request of the Administrative Trustees, the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

     Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

     Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

     (a) The Trust Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised, solely by such Trustees and not by such co-trustee or separate trustee.

     (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

     (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

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

     (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

     (e) The Property Trustee shall not be required to supervise any co-trustee or separate trustee nor shall it be liable by reason of any act of a co-trustee or separate trustee or any employees or agents of a co-trustee or separate trustee.

     (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

     SECTION 8.10. Resignation and Removal; Appointment of Successor. No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

     Subject to the immediately preceding paragraph, a Relevant Trustee may resign at any time by giving written notice thereof to the Depositor and the other Trustees. If the instrument of acceptance by the successor Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Trust, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

     Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by Act of the Holder of the Common Securities. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a majority in Liquidation Amount of the Outstanding Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). In no event will the Holders of Preferred Securities have the right to remove or replace the Administrative Trustees. An Administrative Trustee may be removed by Act of the Common Securityholder at any time.

     If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Common Securityholder, by Act of the Common Securityholder delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees and the retiring Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default shall have occurred and be continuing, the Preferred Securityholders, by Act of the Holders of a majority in Liquidation Amount of the Preferred Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Trustee shall comply with the applicable requirements of Section 8.11. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Debenture Event of Default shall have occurred and be continuing, the Common Securityholder, by Act of the Common Securityholder delivered to the Administrative Trustee, shall promptly appoint a successor Administrative Trustee or Administrative Trustees and such successor Administrative Trustee or Trustees shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee shall have been so appointed by the Common Securityholder or the Preferred Securityholders and accepted appointment in the manner required by Section 8.11, any

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

     Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

     If the instrument of acceptance by the successor Trustee required by
Section 8.11 shall not have been delivered to the Relevant Trustee within 60 days after such removal, the Relevant Trustee may petition, at the expense of the Trust, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

     The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 10.08 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

     Notwithstanding the foregoing or any other provision of this Declaration of Trust, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of remaining Administrative Trustees if there are at least two of them or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees or Delaware Trustee, as the case may be, set forth in
Section 8.07).

     SECTION 8.11. Acceptance of Appointment by Successor. In the case of the appointment hereunder of a successor Trustee, such successor Trustee so appointed shall execute, acknowledge and deliver to the Trust and to the retiring Trustee any instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with the rights, powers, trusts and duties of the retiring Trustee, but, on the request of the Depositor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and if the Property Trustee is the resigning Trustee the Property Trustee shall duly assign, transfer and deliver to the successor Property Trustee all Trust Property and money held by such retiring Property Trustee hereunder.

     In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee (if requested by the Depositor) and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and (b) shall add to or change any of the provisions of this Declaration of Trust as shall be necessary to provide for or facilitate the administration of the Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall make such Relevant Trustees co-trustees of the same trust and that each such Relevant Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Relevant Trustee; and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

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

     Upon request of any such successor Relevant Trustee, an Administrative Trustee on behalf of the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

     No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

     SECTION 8.12. Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     SECTION 8.13. Preferential Collection of Claims Against Depositor or Trust. If and when the Property Trustee becomes a creditor of the Depositor or the Trust, the Property Trustee will be subject to the provisions of the Trust Indenture Act regarding collection of claims against the Depositor or Trust. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Trust Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

     (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

     Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or

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

to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 8.14. Reports by Property Trustee.

     (a) The Property Trustee will transmit to Holders such reports concerning the Property Trustee and its actions under this Declaration of Trust as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313 (a) of the Trust Indenture Act, the Property Trustee shall, within sixty days after each May 15 following the date of this Declaration of Trust deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313 (a).

     (b) A copy of each such report will, at the time of such transmission to Holders, be filed by the Property Trustee with each stock exchange upon which any Trust Securities are listed, with the Commission, and with the Depositor. The Depositor will promptly notify the Property Trustee when any Trust Securities are listed on any stock exchange or of any delisting thereof.

     SECTION 8.15. Reports to the Property Trustee. The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such information, documents, and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents, or reports required to be filed with the Commission pursuant to
Section 13 or 15(d) of the Securities and Exchange Act will be filed with the Property Trustee within 15 calendar days after the same is so required to be filed with the Commission.

     Delivery of such reports, information and documents to the Property Trustee is for informational purposes only and the Property Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein (as to which the Trustee is entitled to conclusively rely exclusively on Officer's Certificates).

     SECTION 8.16. Evidence of Compliance with Conditions Precedent. Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Declaration of Trust that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

     SECTION 8.17. Number of Trustees.

     (a) The number of Trustees shall be five; provided that the Holder of all of the Common Securities by written instrument may increase or decrease the number of Administrative Trustees. The Property Trustee and the Delaware Trustee may be the same Person, if the Property Trustee meets the applicable requirements.

     (b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 8.17(a), or if the number of Trustees is increased pursuant to Section 8.17(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with
Section 8.10.

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

     (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Trust. Whenever a vacancy in the number of Administrative Trustee shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 8.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other Provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Declaration of Trust.

     SECTION 8.18. Delegation of Power.

     (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.07(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

     (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Declaration of Trust, as set forth herein.

     SECTION 8.19. Voting. Except as otherwise provided in this Declaration of Trust, the consent or approval of the Administrative Trustees shall require consent or approval by not less than a majority of the Administrative Trustees, unless there are only two, in which case both must consent.

                                   ARTICLE IX

                       Dissolution, Liquidation and Merger

     SECTION 9.01. Dissolution Upon Expiration Date. Unless earlier dissolved, the Trust shall automatically dissolve on _________, 2032 (the "Expiration Date").

     SECTION 9.02. Early Dissolution. The first to occur of any of the following events is an "Early Termination Event," upon the occurrence of which the Trust shall be dissolved:

     (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor, the Guarantor or the Holder of the Common Securities;

     (b) the written direction to the Property Trustee from the Depositor, as borrower with respect to the Debentures, at any time (which direction is optional and wholly within the discretion of the Depositor (including upon the occurrence and continuation of a Special Event in respect of the Trust)) to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, distribute a Like Amount of the Debentures to Securityholders in exchange for Trust Securities;

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

     (c) the redemption of all of the Trust Securities in connection with the redemption of all the Debentures (including upon the occurrence and continuation of a Special Event pursuant to Section 3.06(b) of the Indenture); and

     (d) the entry of an order for dissolution of the Trust by a court of competent jurisdiction.

     SECTION 9.03. Termination. The respective obligations and responsibilities of the Trustees and the Trust shall terminate upon the latest to occur of the following: (a) the payment of any expenses owed by the Trust, (b) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 9.04, or upon the redemption of all of the Trust Securities pursuant to Section 4.02, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities, and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders. After completion of the winding up of the Trust in accordance with the Delaware Statutory Trust Act and this Declaration of Trust, the Trust shall terminate upon the filing with the Secretary of State of the State of Delaware and effectiveness of a Certificate of Cancellation of Certificate of Trust of the Trust.

     SECTION 9.04. Liquidation.

     (a) If an Early Termination Event specified in clause (a), (b) or (d) of
Section 9.02 occurs or upon the Expiration Date, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Debentures, subject to Section 9.04(d). Notice of liquidation shall be given by the Depositor or the Property Trustee by first-class mail, postage prepaid, mailed not later than 30 nor more than 90 days prior to the Liquidation Date to each Holder at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

     (i) state the Liquidation Date (which in the case of any liquidation following the occurrence of a Special Event shall not be more than 90 days following such occurrence);

     (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

     (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if Section 9.04(d) applies receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

     (b) Except where Section 9.02(c) or 9.04(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

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

     (c) Except where Section 9.02(c) or 9.04(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders, upon surrender of Trust Securities Certificates to the Administrative Trustees or their agent for exchange, (iii) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such certificates are so surrendered (or until such certificates are so surrendered, no payments of interest or principal will be made to the Holders of Trust Securities Certificates with respect to such Debentures), (iv) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Debentures upon surrender of Trust Securities Certificates and (v) the Depositor shall use its reasonable efforts to have the Debentures listed on the New York Stock Exchange or on such other securities exchanges or other organizations as the Preferred Securities are then listed.

     (d) In the event that, notwithstanding the other provisions of this Section 9.04, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be dissolved, wound-up or terminated by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution, winding-up or other termination, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holders of the Common Securities will be entitled to receive Liquidation Distributions pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities, and no payments shall be made with respect to the Common Securities until Holders of Preferred Securities have been paid in full. Any such determination and liquidation by the Property Trustee shall be conclusive upon the Securityholders and the Property Trustee shall have no liability in connection therewith.

     SECTION 9.05. Mergers, Consolidations, Amalgamations or Replacements of the Trust. The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except pursuant to this Article IX. At the request of the Depositor, with the consent of the Administrative Trustees and without the consent of the Holders of the Preferred Securities, the Property Trustee or the Delaware Trustee, the Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, however, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Depositor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures,
(iii) the Successor Securities are listed or traded or will be listed or traded on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Trust Securities (including any Successor Securities) in any material respect, (v) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Securities, (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Trust Securities (including any Successor Securities) in any material respect, (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act, (c) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease will not cause the Trust to fail to be classified as a grantor trust for United States federal income tax purposes, and (d) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust or such successor entity will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes, and
(viii) the Depositor or any permitted successor or assignee owns all of the common securities of such successor entity and the Guarantor or any permitted successor guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

                                   ARTICLE X

                            Miscellaneous Provisions

     SECTION 10.01. Limitation of Rights of Securityholders. The death, bankruptcy, dissolution, termination or incapacity of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Declaration of Trust, nor dissolve, terminate or annul the Trust, nor entitle the legal representatives, successors or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding-up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     SECTION 10.02. Liability of the Common Securityholder. The Holder of the Common Securities shall be liable for all the debts and obligations of the Trust (other than with respect to payments of principal, interest or premium, if any, on the Trust Securities) to the extent not satisfied out of the Trust's assets.

     SECTION 10.03.  Amendment.

     (a) This Declaration of Trust may be amended from time to time by the Administrative Trustees and the Depositor, without the consent of any Securityholders (i) to provide for a successor trustee, (ii) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Declaration of Trust, which shall not be inconsistent with the other provisions of this Declaration of Trust; (iii) to modify, eliminate or add to any provisions of this Declaration of Trust to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are Outstanding or to ensure that the Trust will not be required to register as an investment company under the 1940 Act; or (iv) to reduce or increase the Liquidation Amount per Trust Security and to simultaneously increase or decrease the number of Trust Securities issued and Outstanding solely for the purpose of maintaining the eligibility of the Preferred Securities for quotation or listing on any national securities exchange or other organization on which the Preferred Securities are then quoted or listed, including, if applicable, the New York Stock Exchange; provided the aggregate Liquidation Amount of the Trust Securities Outstanding upon completion of any such reduction must be the same as the aggregate Liquidation Amount of the Trust Securities Outstanding immediately prior to such reduction or increase; provided, however, that such actions shall not adversely affect in any material respect the interests of any Securityholder, and any such amendments of this Declaration of Trust shall become effective when notice thereof is given to the Securityholders.

     (b) Except as provided in Section 10.03(c) hereof, any provision of this Declaration of Trust may be amended by the Administrative Trustees and the Depositor (i) with the consent of Securityholders representing not less than a majority (based upon Liquidation Amounts) of the Trust Securities then Outstanding and (ii) upon receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an investment company under the 1940 Act.

     (c) In addition to and notwithstanding any other provision in this Declaration of Trust, without the consent of each affected Securityholder, this Declaration of Trust may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date. Notwithstanding any other provision herein, without the unanimous consent of the Securityholders, this paragraph (c) of this Section 10.03 may not be amended.

     (d) Notwithstanding any other provisions of this Declaration of Trust, no Trustee shall enter into or consent to any amendment to this Declaration of Trust which would cause the Trust to fail or cease to qualify for the exemption from status as an investment company under the 1940 Act or fail or cease to be classified as a grantor trust for United States federal income tax purposes.

     (e) Notwithstanding anything in this Declaration of Trust to the contrary, without the consent of the Depositor this Declaration of Trust may not be amended in a manner which imposes any additional obligation on the Depositor.

     (f) In the event that any amendment to this Declaration of Trust is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

     (g) No amendment of this Declaration of Trust shall be adopted that affects the Property Trustee's or the Delaware Trustee's own rights, duties or immunities under this Declaration of Trust or would otherwise expose the Property Trustee or Delaware Trustee to any liability or be contrary to applicable law, in any case without the prior written consent of the Property Trustee or the Delaware Trustee, as the case may be. The Property Trustee shall receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Declaration of Trust is in compliance with this Declaration of Trust.

     SECTION 10.04. Separability. In case any provision in this Declaration of Trust or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 10.05. Governing Law. This Declaration of Trust and the rights and obligations of each of the Securityholders, the Trust and the Trustees with respect to this Declaration of Trust and the Trust Securities shall be construed in accordance with and governed by the laws of the State of Delaware without regard to its conflict of laws principles.

     SECTION 10.06. Payments Due on Non-Business Day. If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.01(a) and 4.02(d)), with the same force and effect as though made on the date fixed for such payment, and no interest shall accrue thereon for the period after such date.

     SECTION 10.07. Successors. This Declaration of Trust shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustees, including any successor by operation of law. Except in connection with a transfer of the Common Securities to a Related Party or in connection with a consolidation or merger of the Depositor into another Person, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 11.01 of the Indenture, and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

     SECTION 10.08. Headings. The Article and Section headings are for convenience only and shall not affect the construction of this Declaration of Trust.

     SECTION 10.09. Reports, Notices and Demands. Any report, notice, demand or other communication which by any provision of this Declaration of Trust is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Preferred Securityholder, to such Preferred Securityholder as such Securityholder's name and address may appear on the Securities Register, and (b) in the case of the Common Securityholder or the Depositor, to Kingsway America Inc., 1515 Woodfield Road, Suite 820, Schaumburg, Illinois 60173, Attention: Chief Financial Officer, facsimile no.: (847) 619-5275. Any notice to Preferred Securityholders may also be given to such owners as have, within two years preceding the giving of such notice, filed their names and addresses with the Property Trustee for that purpose. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

     Any notice, demand or other communication which by any provision of this Declaration of Trust is required or permitted to be given or served to or upon the Trust, the Property Trustee, the Delaware Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows: (a) with respect to the Property Trustee to BNY Midwest Trust Company, 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60602,
Attention: Corporate Trust Department; (b) with respect to the Delaware Trustee to The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Department; and (c) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention: Chief Financial Officer". Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

     SECTION 10.10. Agreement Not to Petition. Each of the Trustees and the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Laws. In the event the Depositor takes action in violation of this Section 10.10, the Property Trustee agrees, for the benefit of Securityholders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as counsel for the Trustee or the Trust may assert. The provisions of this Section 10.10 shall survive the termination of this Declaration of Trust.

     SECTION 10.11. Trust Indenture Act; Conflict with Trust Indenture Act.

     (a) This Declaration of Trust is subject to the provisions of the Trust Indenture Act and shall be qualified under such Act.

     (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of those provisions of the Trust Indenture Act which are specifically made applicable.

     (c) If any provision hereof limits, qualifies or conflicts with any required provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Declaration of Trust modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Declaration of Trust as so modified or excluded, as the case may be.

     (d) The application of the Trust Indenture Act to this Declaration of Trust shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

     SECTION 10.12. Acceptance of Terms of Declaration of Trust, Preferred Securities Guarantee and Indenture. THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS DECLARATION OF TRUST AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE PREFERRED SECURITIES GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS DECLARATION OF TRUST SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

     SECTION 10.13. Exchange Act Obligations. For so long as the Trust Securities shall remain Outstanding, the Guarantor shall fulfill all reporting obligations under the Exchange Act as applicable to companies having a class of securities registered under Section 12(b) or 12(g) thereunder.

     SECTION 10.14. Counterparts. This Declaration of Trust may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, and all of which counterparts shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Declaration of Trust as of the date first above written.

                                      KINGSWAY U.S. FUNDING INC.,
                                      as Depositor

                                      By: _____________________________


                                      BNY MIDWEST TRUST COMPANY,
                                      as Property Trustee

                                      By: _____________________________



                                      THE BANK OF NEW YORK (DELAWARE),
                                      as Delaware Trustee

                                      By: _____________________________



                                      James R. Zuhlke

                                      _____________________________, as
                                      Administrative Trustee


                                      Brian K. Williamson

                                      _____________________________, as
                                      Administrative Trustee


                                      Kelly A. Marketti,

                                      _____________________________, as
                                      Administrative Trustee

                                                                       EXHIBIT A

                             CERTIFICATE OF TRUST OF
                       KINGSWAY FINANCIAL CAPITAL TRUST I

The undersigned, the trustees of Kingsway Financial Capital Trust I on the date hereof, desiring to form a statutory trust pursuant to Delaware Statutory Trust Act, 12 Del. C. Section 3801, et seq. (the "Trust Act"), hereby certify as follows:

     1. Name: The name of the statutory trust formed hereby is Kingsway Financial Capital Trust I.

     2. Delaware Trustee: The name and business address of the trustee of the Trust that has its principal place of business in the State of Delaware are as follows: The Bank of New York (Delaware) White Clay Center, Route 273, Newark, Delaware 19711.

     3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

     In witness whereof, the undersigned trustees have executed this Certificate of Trust in accordance with Section 3811 of the Trust Act.

Dated October 18, 2002            THE BANK OF NEW YORK (DELAWARE), as
                                  Delaware Trustee and not in its individual capacity


                                  By: _________________________________
                                        Name:
                                        Title:


                                  _____________________________________
                                  James R. Zuhlke, not in his/her
                                  individual capacity but solely as trustee




                                  _____________________________________
                                  Brian K. Williams, not in his/her
                                  individual capacity but solely as trustee




                                  _____________________________________
                                  Kelly A. Marketti, not in his/her
                                  individual capacity but solely as trustee

                                                                       EXHIBIT B

     [IF THE PREFERRED SECURITIES CERTIFICATE IS TO BE A GLOBAL SECURITIES CERTIFICATE, INSERT--This Preferred Securities Certificate is a Global Preferred Securities Certificate within the meaning of the Declaration of Trust hereinafter referred to and is registered in the name of a Depositary or a nominee of the Depositary. This Preferred Securities Certificate is exchangeable for Preferred Securities Certificates registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Declaration of Trust and no transfer of this Preferred Securities Certificate (other than a transfer of this Preferred Securities Certificate as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in the limited circumstances described in the Declaration of Trust.

     Unless this Preferred Securities Certificate is presented by an authorized representative of The Depository Trust Company ("DTC") (55 Water Street, New
York) to Kingsway Financial Capital Trust I or its agent for registration of transfer, exchange or payment, and any Preferred Securities Certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Certificate Number  ________         Number of Preferred Securities  _________
                                              Total Liquidation Amount $________

                                  CUSIP NO. [ ]
                   Certificate Evidencing Preferred Securities
                                       of
                       Kingsway Financial Capital Trust I
                           ____% Preferred Securities
                 (Liquidation Amount $__ per Preferred Security)

     Kingsway Financial Capital Trust I, a statutory trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that __________ (the "Holder") is the registered owner of _________ ( ) Preferred Securities of the Trust representing an undivided beneficial interest in the assets of Trust and has designated the Kingsway Financial Capital Trust I ____% trust preferred securities (Liquidation Amount $_____ per preferred security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section
5.05 of the Declaration of Trust (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of Trust of the Trust dated as of ______, 2002, as the same may be amended from time to time (the "Declaration of Trust") including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Preferred Securities Guarantee Agreement entered into by Kingsway Financial Services Inc., a Canadian corporation, and BNY Midwest Trust Company, as Guarantee Trustee, dated as of _______, 2002, as the same may be amended from time to time (the "Preferred Securities Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Declaration of Trust and the Preferred Securities Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Declaration of Trust and is entitled to benefits thereunder.

     IN WITNESS WHEREOF, the Trust has executed this Certificate this ____ day of _______, 2002.

                                       KINGSWAY FINANCIAL CAPITAL TRUST I
                                       By:_____________________________________
                                           Name:
                                           Title:  Administrative Trustee

                                       AUTHENTICATED AND REGISTERED:


                                       BNY MIDWEST TRUST COMPANY, as Property
                                       Trustee and Securities Registrar

                                       By:_____________________________________
                                                   Authorized Signatory

                             [FROM OF REVERSE SIDE]

                  The Trust will furnish without charge to any registered owner of Preferred Securities who so request, a copy of the Declaration of Trust and the Preferred Securities Guarantee. Any such request should be in writing directed to Kingsway Financial Capital Trust I, c/o Kingsway America Inc., 1515 Woodfield Road, Suite 820, Schaumberg, IL 60173 or the Registrar named on the face of this Certificate.

                  The following abbreviations when used in the inscription on the face of this Certificate shall be construed as though they were written out in full according to applicable laws or regulations:

         EN COM-- as tenants in common
         UNIF GIFT MIN ACT -- under Uniform Gift to Minors Act and not as tenants TEN ENT -- as tenant by the entireties with right of survival JT TEN -- as joint tenants

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned sells, assigns and transfers this Preferred Security to:

          _____________________________________________________________
        (Insert assignee's social security or tax identification number)

          _____________________________________________________________
                    (Insert address and zip code of assignee)

         and irrevocably appoints:

          _____________________________________________________________


         agent to transfer this Preferred Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.

         Date:  ___________________________


         Signature:________________________

                    (Sign exactly as your name appears on the other side of this Preferred Securities Certificate)

         The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule l7Ad-15.

                                                                       EXHIBIT C

                      THIS CERTIFICATE IS NOT TRANSFERABLE
                 EXCEPT AS PROVIDED IN THE DECLARATION OF TRUST

Certificate Number                                 Number of Common Securities

                    Certificate Evidencing Common Securities
                                       of
                       Kingsway Financial Capital Trust I

                             ____% Common Securities
                  (Liquidation Amount $___ per Common Security)

         Kingsway Financial Capital Trust I, a statutory trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Kingsway U.S. Funding Inc. (the "Holder") is the registered owner of ______ ( ) common securities of the Trust representing beneficial interests in the Trust and designated the ____% Common Securities, (Liquidation Amount $___ per common security) (the "Common Securities"). Except as provided in Section 5.11 of the Declaration of Trust (as defined below) the Common Securities are not transferable and, to the fullest extent permitted by law, any attempted prohibited transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of Trust of the Trust dated as of _____, 2002, as the same may be amended from time to time (the "Declaration of Trust") among Kingsway U.S. Funding Inc., as Depositor, BNY Midwest Trust Company, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, James R. Zuhlke, Brian K. Williamson and Kelly A. Marketti, each as an Administrative Trustee, and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Trust will furnish a copy of the Declaration of Trust to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Declaration of Trust and is entitled to the benefits thereunder.

         Terms used but not defined herein have the meanings set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the Trust has executed this certificate this ____ day of ________, 2002.

                                        KINGSWAY FINANCIAL CAPITAL TRUST I

                                        By:_____________________________________
                                            Name:
                                            Title:  Administrative Trustee